Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 20, 2008--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.21 per share. The dividend will be payable on January 2, 2009, to shareholders of record as of December 15, 2008.

“Our cash dividend program is an important part of building long term shareholder value,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “Based on the annualized dividend rate, it represents a current yield of almost 5% for shareholders based on our recent stock price.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.6 billion in assets as of September 30, 2008. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO
502-499-4800